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As filed with the Securities and Exchange Commission on April 27, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ABBVIE INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	32-0375147 (I.R.S. Employer Identification Number)

1 North Waukegan Road
North Chicago, Illinois 60064
(847) 932-7900
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Laura J. Schumacher, Esq.
Executive Vice President, Business Development, External Affairs and General Counsel
AbbVie Inc.
1 North Waukegan Road
North Chicago, Illinois 60064
(847) 932-7900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David C. Karp, Esq.
David K. Lam, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
(212) 403-2000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Amount to be Registered	Proposed Maximum Offering Price Per Share	Amount of Aggregate Offering Price	Registration Fee

Debt Securities	(1)	(1)	(1)	(1)

(1)
We are registering hereby an unspecified principal amount of Debt Securities and relying on Rules 456(b) and 457(r) under the Securities Act to defer payment of all of the registration fee. Any registration fee will be paid subsequently on a pay-as-you-go basis.

PROSPECTUS

ABBVIE INC.

Debt Securities

        This prospectus relates to the sale of one or more series of debt securities of AbbVie Inc. ("AbbVie," "we," "us" or the "Company") from time to time, on terms and at prices determined at the time the debt securities are offered for sale. The terms and prices will be described in more detail in one or more supplements to this prospectus. Before investing, you should carefully read this prospectus and any related prospectus supplement or free writing prospectus. Prospectus supplements or free writing prospectuses may also add, update, or change information contained in this prospectus.

        We may offer and sell these securities to or through agents, underwriters, dealers, or directly to purchasers. The names of any agents, underwriters, or dealers and the terms of the arrangements with such entities will be stated in the applicable prospectus supplement.

        Investing in our securities involves risks. See "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, in our subsequent periodic filings with the Securities and Exchange Commission incorporated by reference in this prospectus and in the applicable prospectus supplement or any related free writing prospectuses that we have authorized for use in connection with a specific offering.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated April 27, 2015.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Using this process, we may offer and sell debt securities described in this prospectus in one or more offerings from time to time.

        We have not authorized anyone to give any information or to make any representations concerning the debt securities we may offer except those which are in this prospectus, any prospectus supplement that is delivered with this prospectus, any related free writing prospectus that we authorize, or any documents incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give or make to you. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the debt securities that are referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy debt securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any offer or sale of debt securities, as an indication that there has been no change in our affairs since the date of this prospectus.

        This prospectus provides you with a general description of debt securities we may offer. Each time we sell debt securities described in this prospectus, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of that offering and the debt securities being offered at that time. The prospectus supplement or free writing prospectus also may add, update or change information contained in this prospectus, and any statement in this prospectus will be modified or superseded by any inconsistent statement in a prospectus supplement or free writing prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus together with the additional information described under the headings "Where You Can Find Additional Information" and "Information Incorporated by Reference."

        You should not assume that the information in this prospectus or any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

 FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the documents incorporated by reference, including the sections entitled "Prospectus Summary" and "Risk Factors," contain certain forward-looking statements regarding business strategies, market potential, future financial performance and other matters. The words "believe," "expect," "anticipate," "project" and similar expressions, among others, generally identify "forward-looking statements," which speak only as of the date the statements were made. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of AbbVie management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Factors that could cause actual results or events to differ materially from those anticipated include the matters described in our Annual Report on Form 10-K for the year ended December 31, 2014 under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." AbbVie does not undertake any obligation to update the forward-looking statements included in this prospectus to reflect events or circumstances after the date of this prospectus, unless AbbVie is required by applicable securities law to do so. Please carefully review and consider the various disclosures made in this prospectus or any prospectus supplement and in our reports filed with the Securities and Exchange Commission ("SEC") that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

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 PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our debt securities. You should read the following summary together with the more detailed information regarding our company, the securities being registered hereby and our financial statements and notes thereto incorporated by reference into this prospectus.

AbbVie Inc.

Overview

        AbbVie Inc. is a global, research-based biopharmaceutical company. AbbVie develops and markets advanced therapies that address some of the world's most complex and serious diseases. AbbVie's products are used to treat chronic autoimmune diseases, including rheumatoid arthritis, psoriasis, and Crohn's disease; hepatitis C; human immunodeficiency virus; endometriosis; thyroid disease; Parkinson's disease; complications associated with chronic kidney disease and cystic fibrosis; and other health conditions such as low testosterone. AbbVie also has a pipeline of promising new medicines, including more than 30 compounds or indications in Phase 2 or Phase 3 development across such important medical specialties as immunology, virology/liver disease, oncology, renal disease, neurological diseases and women's health. AbbVie has approximately 26,000 employees and its products are sold in over 170 countries.

        AbbVie was incorporated in Delaware on April 10, 2012. On January 1, 2013, AbbVie became an independent, publicly-traded company as a result of the distribution by Abbott Laboratories ("Abbott") of 100 percent of the outstanding common stock of AbbVie to Abbott's shareholders. AbbVie common stock began trading "regular-way" under the ticker symbol "ABBV" on the New York Stock Exchange on January 2, 2013.

        AbbVie also maintains an Internet site at www.abbvie.com. AbbVie's website and the information contained therein or connected thereto shall not be deemed to be incorporated herein, and you should not rely on any such information in making an investment decision.

        For information regarding the results of AbbVie's historical operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in AbbVie's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated by reference into this prospectus.

        The address of AbbVie's principal executive offices is 1 North Waukegan Road, North Chicago, Illinois 60064. AbbVie's telephone number is 847-932-7900.

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 INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference into this prospectus from the date we file the document containing such information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Except to the extent furnished and not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC rules, we incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or the offering is terminated.

        The documents we incorporate by reference into this prospectus are:

          1.     Annual Report on Form 10-K for the year ended December 31, 2014 (including the information in Part III incorporated by reference from the Company's Definitive Proxy Statement on Schedule 14A, filed on March 20, 2015);

          2.     Current Reports on Form 8-K filed on March 5, 2015, March 6, 2015, March 20, 2015, March 23, 2015 and March 30, 2015; and

          3.     The information in our Registration Statement on Form S-4 (File No. 333-202921) filed with the Securities and Exchange Commission on March 23, 2015, as amended, under the headings "Risk Factors" and "Unaudited Pro Forma Condensed Combined Financial Statements."

        In addition, we incorporate by reference the following items included in Pharmacyclics' Annual Report on Form 10-K, as filed with the SEC on February 18, 2015:

          1.     Item 7 (Management's Discussion and Analysis of Financial Condition and Results of Operations);

          2.     Item 8 (Financial Statements and Supplementary Data); and

          3.     Item 9A (Controls and Procedures).

        This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about AbbVie and our debt securities.

        Documents incorporated by reference into this prospectus are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference into this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

AbbVie Inc.
1 North Waukegan Road
North Chicago, Illinois 60064
Attention: Investor Relations
(847) 932-7900
http://www.abbvieinvestor.com/

        We have not authorized anyone to provide you with any information other than that contained or incorporated by reference into this prospectus, any accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you and take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

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 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 with respect to the debt securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the debt securities offered hereby, reference is made to the registration statement.

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room in Washington, D.C., located at 100 F Street, N.E. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public over the internet from the SEC's website at www.sec.gov, or our website at www.abbvie.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or registration statement of which this prospectus forms a part and you should not rely on any such information in making your investment decision.

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RISK FACTORS

        Investing in our debt securities involves risks. You should carefully consider the risks described under "Risk Factors" beginning on page 12 of our annual report on Form 10-K for the period ended December 31, 2014, which is incorporated by reference herein, the risks described under "Risk Factors" beginning on page 13 of our Registration Statement on Form S-4, as amended (No. 333-202921), as well as the other information contained or incorporated by reference into this prospectus or any prospectus supplement hereto before making a decision to invest in our debt securities.

        Our business, financial condition, results of operations, and cash flows could be materially adversely affected by any of these risks. The market or trading price of our debt securities could decline due to any of these risks. Additional risks not presently known to us or that we currently deem immaterial also may impair our business and operations or cause the price of our debt securities to decline.

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 USE OF PROCEEDS

        Except as may be described otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the debt securities under this prospectus for future acquisitions, stock repurchases, the repayment of indebtedness, capital expenditures, dividends, working capital, and any other general corporate purpose.

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 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        The table below sets forth AbbVie's historical ratio of earnings to fixed charges for the periods indicated. We have not presented a ratio of earnings to fixed charges and preferred stock dividends because we did not have preferred stock outstanding as of the date of this prospectus. The following table should be read in conjunction with our consolidated financial statements and accompanying notes and Management's Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which are incorporated by reference into this prospectus. For further information, see Exhibit 12.1 (Computation of Ratio of Earnings to Fixed Charges) to the registration statement of which this prospectus forms a part.

	Fiscal Year
	2014	2013	2012	2011	2010
Consolidated ratio of earnings to fixed charges	6.0	16.6	41.3	132.0	180.1

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DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information that may be included in any applicable prospectus supplement and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that AbbVie may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that AbbVie may offer, the particular terms of any debt securities will be described in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

        AbbVie may issue debentures, notes or other evidences of indebtedness, which we refer to as "debt securities," from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities.

        The debt securities will be governed by an indenture, dated as of November 8, 2012 (the "indenture"), between AbbVie and U.S. Bank National Association, as trustee. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee under the indenture has two main roles:

  •
  first, subject to some limitations, the trustee can enforce your rights against us if we default.

  •
  second, the trustee performs certain administrative duties for us, which include sending you notices and, if the trustee also performs the service of paying agent, interest payments.

        The specific terms of debt securities being offered will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of your debt securities as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

        The statements and descriptions in this prospectus or in any prospectus supplement or any document incorporated by reference into this prospectus or applicable prospectus supplement regarding provisions of debt securities and the indenture are summaries of those provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indenture (including any amendments or supplements AbbVie may enter into from time to time which are permitted under the debt securities or the indenture). You should read the summary below, the applicable prospectus supplement and indenture and any related documents before making your investment decision.

        The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

  •
  the title of the debt securities of the series;

  •
  any limit upon the aggregate principal amount of the debt securities of the series which may be authenticated and delivered under the indenture;

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  the date or dates on which the principal of the debt securities of the series is payable;

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  the rate or rates at which the debt securities of the series shall bear interest, if any, or the method of calculating such rate or rates of interest, and the date or dates from which such interest shall accrue;

  •
  the dates on which any such interest shall be payable and the regular record date for any interest payable on any such date;

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  •
  the place or places where the principal of and any premium and interest on the debt securities of the series shall be payable;

  •
  the period or periods within which the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part, at AbbVie's option;

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  the obligation, if any, of AbbVie to redeem, purchase or repay the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which the price or prices at which and the terms and conditions upon which the debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

  •
  if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

  •
  if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

  •
  the currency, currencies or currency units in which payment of the principal of and any premium and interest on the debt securities of the series shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the indenture;

  •
  if the principal of or any premium or interest on the debt securities of the series is to be payable, at the election of AbbVie or a holder thereof, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the debt securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

  •
  if the amount of payments of principal of or any premium or interest on any debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts shall be determined;

  •
  the application, if any, of the provisions for the defeasance or covenant defeasance of the indenture to the debt securities of any series;

  •
  whether the debt securities of the series will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary with respect to such global security or securities and the circumstances under which any global security may be registered for transfer or exchange, or authenticated and delivered, in the name of a person other than such depositary or its nominee;

  •
  the person to whom any interest on the debt securities of the series shall be payable, if other than the person in whose name the debt securities (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

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  whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

  •
  whether the debt securities will be secured or unsecured;

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  the forms of the debt securities;

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  a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities; and

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  •
  any other terms of the debt securities of the series (which terms shall not be inconsistent with the provisions of the indenture, except as permitted thereunder).

        This prospectus is part of a registration statement that provides that AbbVie may issue debt securities from time to time in one or more series under the indenture, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited.

        The indenture contains certain restrictive covenants that will apply to AbbVie and its subsidiaries unless otherwise indicated in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

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 PLAN OF DISTRIBUTION

        We may sell debt securities to or through underwriters and also directly to other purchasers or through agents.

        The distribution of the debt securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        In connection with the sale of debt securities, underwriters may receive compensation from us or from purchasers of debt securities for whom they may act as agents in the form of discounts, concessions, or commissions.

        Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters, and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of debt securities offered under this prospectus may be "underwriters," as defined in the Securities Act. Any underwriters or agents will be identified and their compensation (including underwriting discount) will be described in the applicable prospectus supplement. The prospectus supplement will also describe the other terms of the offering, including any discounts or concessions allowed or re-allowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

        We may have agreements with the underwriters, dealers, and agents to indemnify them against certain liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers, or agents may be required to make as a result of those liabilities.

        If the applicable prospectus supplement indicates, we may authorize dealers or agents to solicit offers by certain institutions to purchase debt securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

  •
  commercial and savings banks;

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  insurance companies;

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  pension funds;

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  investment companies; and

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  educational and charitable institutions.

        An institutional purchaser's obligation under the contract will be subject to the condition that the purchase of the offered debt securities at the time of delivery is allowed by the laws that govern such purchaser. The dealers and the agents will not be responsible for the validity or performance of the contracts.

        In general, the debt securities will be a new issue of securities and will have no established trading market. Any underwriters to whom debt securities are sold for public offering and sale may make a market in the debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities may or may not be listed on a national securities exchange.

        In connection with any offering of the debt securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities or any other securities the prices of which may be used to determine payments on the debt securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions

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created by short sales. Short sales involve the sale by underwriters of a greater number of debt securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the debt securities while the offering is in progress.

        Underwriters may also impose a penalty bid in any offering of debt securities offered under this prospectus and any prospectus supplement through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased debt securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by underwriters may stabilize, maintain or otherwise affect the market price of the debt securities offered under this prospectus and any prospectus supplement. As a result, the price of such debt securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

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LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, legal matters in connection with the debt securities offered under this prospectus will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

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 EXPERTS

        The combined financial statements for the year ended December 31, 2012 incorporated in this prospectus by reference from AbbVie's Annual Report on Form 10-K for the year ended December 31, 2014 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an emphasis of matter paragraph regarding the fact that AbbVie Inc.'s combined financial statements have been derived from the accounting records of Abbott Laboratories and include expense allocations for certain corporate functions historically provided by Abbott Laboratories). Such combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014 as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 of Pharmacyclics, Inc. have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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Debt Securities

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table is a statement of estimated expenses to be incurred by the registrant in connection with the issuance and distribution of the debt securities being registered under this registration statement.

Amount to be paid
SEC registration fee	$	*
Rating agency fees		**
Legal fees and expenses		**
Accounting fees and expenses		**
Printing and engraving fees		**
Trustee's Fees		**
Miscellaneous		**
Total		**

*
Pursuant to Rule 456(b) and Rule 457(r), the Registrant is deferring payment of all of the SEC registration fee.

**
Because an indeterminate amount of securities are covered by this registration statement, the expenses in connection with the issuance and distribution of securities are not currently determinable. A prospectus supplement will set forth the estimated expenses payable in connection with a particular offering of securities.

Item 15.    Indemnification of Directors and Officers.

        Delaware law provides that directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability:

  •
  for any breach of their duty of loyalty to the corporation or its stockholders;

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  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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  under Section 174 of the Delaware General Corporation Law (the "DGCL") relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

  •
  for any transaction from which the director derived an improper personal benefit.

        The limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.

        AbbVie's amended and restated certificate of incorporation and by-laws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of AbbVie, or for serving at AbbVie's request as a director or officer or another position at another corporation or enterprise, as the case may be. AbbVie's amended and restated certificate of incorporation and by-laws also provide that AbbVie must indemnify and advance reasonable expenses to its directors and officers, subject to its receipt of an undertaking from the indemnified party as may be required under the DGCL. AbbVie's by-laws expressly authorize AbbVie to carry directors' and officers' insurance to protect AbbVie, its directors, officers and certain employees for some liabilities.

Item 16.    Exhibits.

        The following exhibits are included herein or incorporated herein by reference:

Exhibit No.		Description
2.1	*	Form of Underwriting Agreement

4.1		Indenture, dated as of November 8, 2012, between AbbVie Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 of Amendment No. 5 to the Company's Registration Statement on Form 10 filed on November 16, 2012)

4.2		Form of Debt Security (included in Exhibit 4.1)

5.1	**	Opinion of Wachtell, Lipton, Rosen & Katz

12.1	**	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1	**	Consent of Deloitte & Touche LLP

23.2	**	Consent of Ernst & Young LLP

23.3	**	Consent of PricewaterhouseCoopers LLP

23.4	**	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

24.1	**	Power of Attorney (included on the signature page)

25.1	**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939

*
To be filed by amendment or as an exhibit to be incorporated by reference.

**
Filed herewith.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to be the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities, (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (d)   The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (the "Trust Indenture Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Chicago, State of Illinois, on April 27, 2015.

ABBVIE INC.
By:	/s/ RICHARD A. GONZALEZ
	Name:	Richard A. Gonzalez
	Title:	Chairman of the Board and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint, Richard A. Gonzalez, Laura J. Schumacher and William J. Chase, and each of them, his or her true and lawful attorney-in-fact, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of the registrant, to any and all registration statements and amendments thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, and to file with the SEC, granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on April 27, 2015.

Signature	Title

/s/ RICHARD A. GONZALEZ Richard A. Gonzalez	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ WILLIAM J. CHASE William J. Chase	Executive Vice President, Chief Financial Officer (Principal Financial Officer)
/s/ THOMAS A. HURWICH Thomas A. Hurwich	Vice President, Controller (Principal Accounting Officer)
/s/ ROBERT J. ALPERN, M.D. Robert J. Alpern, M.D.	Director
/s/ ROXANNE S. AUSTIN Roxanne S. Austin	Director

Signature	Title

/s/ WILLIAM H.L. BURNSIDE William H.L. Burnside	Director
/s/ EDWARD M. LIDDY Edward M. Liddy	Director
/s/ EDWARD J. RAPP Edward J. Rapp	Director
/s/ ROY S. ROBERTS Roy S. Roberts	Director
/s/ GLENN F. TILTON Glenn F. Tilton	Director
/s/ FREDERICK H. WADDELL Frederick H. Waddell	Director